                                                                     EXHIBIT 1.1


                                11,111,111 SHARES

                             COMMVAULT SYSTEMS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                             September [o], 2006


Credit Suisse Securities (USA) LLC
     Eleven Madison Avenue
         New York, N.Y. 10010-3629

Goldman, Sachs & Co.
     85 Broad Street
         New York, N.Y. 10004

As Representatives of the Several Underwriters

Dear Sirs:


         1. Introductory. CommVault Systems, Inc., a Delaware corporation ("COMPANY"), proposes to issue and sell 6,148,148 shares of its Common Stock, par value $0.01 per share ("SECURITIES"), and the stockholders listed in Schedule A hereto ("SELLING STOCKHOLDERS") propose severally to sell an aggregate of 4,962,963 outstanding shares of the Securities (such 11,111,111 shares of Securities being hereinafter referred to as the "FIRM SECURITIES"), to the Underwriters (as defined below), for whom Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as representatives ("REPRESENTATIVES"). Certain of the Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,666,667 additional outstanding shares of the Company's securities (with each Selling Stockholder selling the number of Optional Securities (as defined below) set forth opposite its name on Schedule A), in each case as set forth below (such 1,666,667 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 890,952 shares for sale to the holders of the Company's Series CC preferred stock (collectively, the "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by 7:00 A.M (Eastern Standard Time) on the day following the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:


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                  (i) A registration statement (No. 333-132550) relating to the
         Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either
         (A) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". "REGISTRATION STATEMENT" without reference to a time means the Registration Statement as of its Effective Time. "REGISTRATION STATEMENT" as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. "STATUTORY PROSPECTUS" as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) ("RULE 424(b)") under the Act. "PROSPECTUS" means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus", as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g). "GENERAL USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. "LIMITED USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. "APPLICABLE TIME" means [o]:00 [a/p]m (Eastern time) on the date of this Agreement.(1)

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.


--------
(1) The Applicable Time will be determined by the Representatives on the pricing date and will be at pricing or shortly thereafter to allow for completion of the General Disclosure Package.


                                       3
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                  (iii) (A) At the time of filing the Registration Statement and
         (B) at the date of this Agreement, the Company was not and is not an "ineligible issuer", as defined in Rule 405.

                  (iv) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

                  (v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in
         Section 8(c) hereof.

                  (vi) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation would not be reasonably likely to individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (vii) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation would not be reasonably likely to individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through


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         subsidiaries, is owned free from liens, encumbrances and defects, except for liens in connection with the Loan and Security Agreement, dated May 2, 2006, as amended, between the Company and Silicon Valley Bank, as described in the Prospectus (the "SILICON VALLEY BANK AGREEMENT").

                  (viii) The entities listed on Schedule C hereto are the only subsidiaries of the Company.

                  (ix) No subsidiary of the Company, as of March 31, 2006, was a "significant subsidiary" of the Company within the meaning of Regulation S-X under the Act.

                  (x) The Offered Securities to be sold by the Company have been duly authorized, and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

                  (xi) The Offered Securities to be sold by the Selling Stockholders that are outstanding as of the date hereof and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus.

                  (xii) The stockholders of the Company have no preemptive rights with respect to the Offered Securities, other than pursuant to
         (A) the Stockholders Agreement, dated as of May 22, 1996, as amended (the "STOCKHOLDERS AGREEMENT"), among the Company and Sprout CEO Fund, L.P., DLJ Capital Corporation, Sprout Growth II, L.P., Sprout Capital VII, L.P., Sprout Capital IX, L.P., Sprout Entrepreneurs' Fund, L.P., Sprout IX Plan Investors, L.P., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ First ESC, L.P., DLJ ESC II, L.P., Thomas J. Barry, Larry Cormier, Randy Fodero, Robert Freiburghouse, Bob Gailus, N. Robert Hammer, David H. Ireland, Lou Miceli, Tom Miller and Scotty R. Neal; (B) the Purchase Agreement, dated as of April 14, 2000, by and between the Company and Microsoft Corporation and the other purchasers listed therein, relating to the Company's Series AA Preferred Stock; (C) the Purchase Agreement, dated as of November 10, 2000, by and between the Company and EMC Investment Corporation and the other purchasers listed therein, relating to the Company's Series BB Preferred Stock; (D) the Purchase Agreement, dated as of February 14, 2002, by and between the Company and the purchasers listed therein, relating to the Company's Series CC Preferred Stock; (E) and the Purchase Agreement, dated as of September 2, 2003, by and between the Company and the purchasers listed therein, relating to the Company's Series CC Preferred Stock, which, in each case, have been either waived with respect to the issuance of the Offered Securities or will be satisfied via a concurrent private placement in the manner described in the General Disclosure Package and the Prospectus, and on the First Closing Date such preemptive rights shall terminate and be of no further force and effect. The Stockholders Agreement will terminate and cease to be of any further force and effect on the First Closing Date.

                  (xiii) Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (xiv) Other than as contained in (A) the Stockholders Agreement; (B) the Amended and Restated Registration Rights Agreement, dated as of September 2, 2003 (the "SERIES AA AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT"), among the Company and the parties listed therein, regarding the Company's Series AA Preferred Stock; (C) the Amended and Restated Registration Rights Agreement, dated as of September 2, 2003 (the "SERIES BB AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT"), among the Company and the parties listed therein,

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         regarding the Company's Series BB Preferred Stock; (D) the Amended and
         Restated Registration Rights Agreement, dated as of September 2, 2003 (the "SERIES CC AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT"), among the Company and the parties listed therein, regarding the Company's Series CC Preferred Stock; and (E) the Registration Rights Agreement, dated as of the First Closing Date (the "NEW REGISTRATION RIGHTS AGREEMENT") among the Company and the parties listed therein relating to the Securities, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (xv) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market subject to notice of issuance.

                  (xvi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and from the National Association of Securities Dealers, Inc. ("NASD") and such as may be required under state securities laws.

                  (xvii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, provided, however, in each of (A) and (B), except as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect or materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, or (C) the charter, by-laws or similar organizational document of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (xviii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xix) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, with the exception of liens in connection with the Silicon Valley Bank Agreement and all purchase money security interests; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or material personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xx) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

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                  (xxi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  (xxii) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  (xxiii) Except as disclosed in the General Disclosure Package and the Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xxiv) Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (xxv) The financial statements included in each Registration Statement and the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

                  (xxvi) Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event that individually or in the aggregate would reasonably be expected to result in a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (xxvii) The Company (A) makes and keeps accurate books and records and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (y) access to the Company's assets is permitted only in accordance with management's general or specific authorization and (z) the recorded accountability for the Company's assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxviii) The Company will be in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder upon the applicability of such provisions, rules or regulations, as the case may be, to the Company.

                  (xxix) The Company and its subsidiaries have not, nor, to the knowledge of the Company, has any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries, (A) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA") or (B) used any of the funds of the Company or its subsidiaries with an unlawful purpose or in an unlawful manner for any contribution, gift, entertainment or other expense relating to political activity or as a means to permit the operation of the Company or any of its subsidiaries or to obtain any concession in contravention of any applicable law, made any direct or indirect payment to any foreign or domestic government official (or "FOREIGN OFFICIAL", as such term is defined in the FCPA) or employee in contravention of any applicable law from any of the funds of the Company or its subsidiaries, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in contravention of any applicable law and (C) to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

                  (xxx) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                  (xxxi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  (xxxii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an "investment company" or a "business development company" as defined in the Investment Company Act of 1940.

                  (xxxiii) The Company represents and warrants to the Underwriters that (A) the Registration Statement, the Prospectus, any Statutory Prospectus and any Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, any Statutory Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (B) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  (xxxiv) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program other than the holders of the Company's Series CC preferred stock in the manner described in the General Disclosure Package and the Prospectus.

         (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Such Selling Stockholder has, or, with respect to each Selling Stockholder established in the Netherlands Antilles, one or more of its general partners has or, as applicable, all general partners have, and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, such Selling Stockholder will convey to the several Underwriters valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representation and warranty in this section 2(b)(ii) shall apply only to the extent that any failure to conform or statements in or omissions from a Registration Statement or the Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Stockholder specifically for use in a Registration Statement or the Prospectus is that information described in Section 8(b) of this Agreement.

                  (iii) As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, notwithstanding the foregoing, the representation and warranty in this section 2(b)(iii) shall apply only to the extent that any statements in or omissions from the General Disclosure Package or any individual Limited Use Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Stockholder specifically for use in the General Disclosure Package or any individual Limited Use Issuer Free Writing Prospectus is that information described in Section 8(b) of this Agreement.

                  (iv) Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (v) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (vi) The execution, delivery and performance of this Agreement by or on behalf of such Selling Stockholder and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except as would not, individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby, (B) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except as would not, individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby, or (C) if such Selling Stockholder is not an individual or an estate, the charter, by-laws or similar organizational documents of such Selling Stockholder.

                  (vii) Except in the case of Selling Stockholder Putnam OTC & Emerging Growth Fund, if such Selling Stockholder is not an individual or an estate, such Selling Stockholder is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (viii) Except in the case of Selling Stockholders Sprout CEO Fund, L.P., DLJ Capital Corporation, Sprout Growth II, L.P., Sprout Capital VII, L.P., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJMB Funding, Inc., DLJ First ESC, L.P. and DLJ ESC II, L.P. (collectively, the "CSFB MERCHANT BANKING SELLING STOCKHOLDERS"), Putnam OTC & Emerging Growth Fund and Putnam World Trust II - Putnam Emerging Information Sciences Fund (together, the "PUTNAM SELLING STOCKHOLDERS") and the executor on behalf of the estate of Scott Mercer (the "EXECUTOR"), such Selling Stockholder has, full legal right, power and authority, and all authority, and all authorization and approval required by law, to enter into (i) a Custody Agreement ("CUSTODY AGREEMENT") signed by such Selling Stockholder and the Custodian relating to the deposit of the Offered Securities by such Selling Stockholder and (ii) a Power of Attorney ("POWER OF ATTORNEY") appointing N. Robert Hammer as such Selling Stockholder's attorney-in-fact to the extent set forth therein and relating to the transactions herein contemplated; and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided therein.

                  (ix) Except in the case of the CSFB Merchant Banking Selling Stockholders, the Putnam Selling Stockholders and the Executor, the Power of Attorney and Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute the valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (x) Except in the case of the CSFB Merchant Banking Selling Stockholders and the Putnam Selling Stockholders, the execution, delivery and performance of the Custody Agreement with respect to such Selling Stockholder and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except as would not, individually or in the aggregate, materially adversely affect its ability to consummate the transactions contemplated hereby, (B) any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or to which any of its properties are subject, except as would not , individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby or (C) if such Selling Stockholder is not an individual or an estate, the charter, by-laws or similar organizational document of such Selling Stockholder.

         (c) Each of the CSFB Merchant Banking Selling Stockholders and the Putnam Selling Stockholders represent and warrant to, and agree with, the several Underwriters that upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Representatives, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Offered Securities), (1) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of Section 8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities and (3) no action based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

         (d) Selling Stockholder Louis F. Miceli severally represents and warrants to, and agrees with the several Underwriters that:

                  (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

                  (ii) As of the Applicable Time, (A) neither the General Disclosure Package nor (B) any Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in
         Section 8(c) hereof.

         (e) Selling Stockholder the Executor severally represents and warrants to, and agrees with the several Underwriters that:

                  (i) Samantha Mercer is the sole executor of the estate of Scott Mercer and the Executor has, full legal right, power and authority, and all authority, and all authorization and approval required by law, to enter into (i) a Custody Agreement signed by the Executor and the Custodian relating to the deposit of the Offered Securities by such Selling Stockholder and (ii) a Power of Attorney appointing N. Robert Hammer as the Executor's attorney-in-fact to the extent set forth therein and relating to the transactions herein contemplated; and to sell, assign, transfer and deliver the Offered Securities to be sold by Selling Stockholder in the manner provided therein.

                  (ii) The Power of Attorney and Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by the Executor and are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) All debts, taxes and expenses of the estate of Scott Mercer of which the Executor is actually aware on the date of this Agreement have been fully paid or provided for.

                  (iv) There is no specific bequest of the Offered Securities to be sold by the Executor under the Last Will and Testament of Scott Mercer.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[o] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 6,148,148 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Offered Securities to be sold by EMC Corporation, Microsoft Corporation, Louis F. Miceli, Anand Prahlad, Suresh P. Reddy and the Executor (collectively, the "CUSTODIAL SELLING STOCKHOLDERS") hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreements made with the Custodian. Each Custodial Selling Stockholder agrees that the shares represented by the certificates held in custody for it under the Custody Agreement are subject to the interests of the Underwriters hereunder, that, except as set forth in the Custody Agreement, the arrangements made by such Custodial Selling Stockholder for such custody are to that extent irrevocable, and that, except as set forth in the Custody Agreement, the obligations of such Custodial Selling Stockholder hereunder shall not be terminated by operation of law or the occurrence of any other event, regardless of whether or not the Custodian shall have received notice of such event or termination.

         The Company, the CSFB Merchant Banking Selling Stockholders, the Putnam Selling Stockholders and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of CommVault Systems, Inc., in the case of 6,148,148 shares of Firm Securities being sold by the Company, CSFB Merchant Banking Selling Stockholders in the case of 3,295,516 shares of Firm Securities being sold by the CSFB Merchant Banking Selling Stockholders, Kane & Co. and Cargolamp & Co. in the case of 417,030 shares of Firm Securities being sold by the Putnam Selling Stockholders, and the Custodian, for the accounts of the Custodial Selling Stockholders, in the case of 1,250,417 shares of Firm Securities being sold by the Custodial Selling Stockholders, at the New York office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New York time, on September [o], 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the New York office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from the Representatives given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The CSFB Merchant Banking Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Optional Securities. Such Optional Securities shall be purchased from the CSFB Merchant Banking Selling Stockholders for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representatives and the Company but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The CSFB Merchant Banking Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representatives drawn to the order of CSFB Merchant Banking Selling Stockholders, at the New York office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the New York office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters and the Selling Stockholders that:

                  (a) The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(1) (or, if applicable and consented to by the Representatives, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.

                  (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

                  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

                  (c) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives' consent; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (d) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

                  (e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (f) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be photocopies of such signed Registration Statement and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify to do business, consent to service of process or become subject to taxation in any jurisdiction in which it has not already done so.

                  (h) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and each Selling Stockholder under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including 50% of the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

                  (i) For a period of 180 days after the date of the initial public offering of the Offered Securities ("FULL LOCK-UP PERIOD"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except (i) the delivery of 16,019,480 shares of Securities on the Closing Date to the holders of the Series A, B, C, D, E, AA, BB or CC Preferred Stock of the Company outstanding on the date hereof upon the conversion of such shares of Preferred Stock into shares of Securities, (ii) the concurrent private placement, as described in the Prospectus, (iii) upon the exercise of warrants or options, in each case outstanding on the date hereof and (iv) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and issuances of Securities pursuant to the exercise of such options. Furthermore, if
         (A) during the last 17 days of the Full Lock-up Period the Company releases earnings results or (B) prior to the expiration of the Full Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Full Lock-up Period, then, in the case of clauses (A) and (B), the Full Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (B) of the preceding sentence that gives rise to an extension of the Full Lock-up Period.

                  (j) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                  (k) The Company will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  (l) The Company covenants with the Underwriters that the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus", as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS". The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus", as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

         7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Ernst & Young LLP in form and substance satisfactory to the Representatives, concerning the financial information with respect to the Company set forth in the Registration Statements and the General Disclosure Package.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and

         Section 5(b) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.


                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in each of the Prospectus and the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;

                           (ii) The Offered Securities delivered on such Closing
                  Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no statutory preemptive rights or, to the knowledge of such counsel, contractual preemptive rights, in each case with respect to the Securities other than those preemptive rights described in Section 2(a)(xii) above;

                           (iii) Other than as contained in the Stockholders
                  Agreement, the Series AA Amended and Restated Registration Rights Agreement, the Series BB Amended and Restated

                  Registration Rights Agreement, the Series CC Amended and Restated Registration Rights Agreement and the New Registration Rights Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or, to the knowledge of such counsel, any Selling Stockholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws and the rules of the NASD;

                           (v) The execution, delivery and performance of this
                  Agreement or the Custody Agreement by the Company and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any provision of applicable federal or state law or regulation that in such counsel's experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, or any agreement or instrument of which such counsel has knowledge to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except in each case as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or the charter or by-laws of the Company or any such subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (vi) Such counsel was notified by a member of the
                  staff of the Commission that the Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; no facts shall have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement or any amendment thereto, as of the latest effective date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading; that the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements, the General Disclosure Package and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement, the General Disclosure Package or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements, the General Disclosure Package or the Prospectus;

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company; and

                           (viii) The Company is not as of the Applicable Time
                  and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a "business development company" as defined in the Investment Company Act of 1940.

                  (e) The Representatives shall have received an opinion, dated such Closing Date, of John Seethoff, Deputy General Counsel of Selling Stockholder Microsoft Corporation, to the effect that:

                           (i) Such Selling Stockholder has been duly
                  incorporated and is an existing corporation in good standing under the laws of the State of Washington;

                           (ii) Such Selling Stockholder had valid and
                  unencumbered title to the Offered Securities delivered by such Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from such Selling Stockholder on such Closing Date hereunder;

                           (iii) No consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                           (iv) The execution, delivery and performance of this
                  Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
                  (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect or materially adversely affect its ability to consummate the transactions contemplated hereby, (B) any agreement or instrument to which such Selling Stockholder is a party or by which it is reasonably bound or to which any of its properties are subject, except as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect or materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby or (C) the charter, by-laws or similar organizational document of such Selling Stockholder;

                           (v) The Power of Attorney and Custody Agreement with
                  respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by such Selling Stockholder; and

                           (vii) Such Selling Stockholder is not as of the
                  Applicable Time and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (f) The Representatives shall have received an opinion, dated such Closing Date, of Ropes & Gray LLP, counsel for the Putnam Selling Stockholders, substantially in the form of Exhibit A attached hereto.

                  (g) The Representatives shall have received an opinion, dated such Closing Date, of Paul T. Dacier, Executive Vice President and General Counsel of Selling Stockholder EMC Corporation, to the effect that:

                           (i) Such Selling Stockholder has been duly
                  incorporated and is an existing corporation in good standing under the laws of the State of Massachusetts;

                           (ii) Such Selling Stockholder had valid and
                  unencumbered title to the Offered Securities delivered by such Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and such Selling Stockholder has conveyed to the several Underwriters valid and unencumbered title to the Offered Securities purchased by them from such Selling Stockholder on such Closing Date hereunder;

                           (iii) No consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                           (iv) The execution, delivery and performance of this
                  Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
                  (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except as would not, individually or in the aggregate, materially adversely affect its ability to consummate the transactions contemplated hereby, (B) any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or to which any of its properties are subject, except as would not, individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby or (C) the charter, by-laws or similar organizational document of such Selling Stockholder;

                           (v) The Power of Attorney and Custody Agreement with
                  respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute the valid and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by such Selling Stockholder; and

                           (vii) Such Selling Stockholder is not as of the
                  Applicable Time and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (h) The Representatives shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for Selling Stockholders DLJ Merchant Banking Partners, L.P., DLJMB Funding, Inc., DLJ First ESC, L.P. and DLJ ESC II, L.P. (collectively, the "DLJ SELLING STOCKHOLDERS") and for Selling Stockholders DLJ International Partners, C.V. and DLJ Offshore Partners, C.V. (together, the "DLJ FOREIGN SELLING STOCKHOLDERS"), to the effect that:

                           (i) Each DLJ Selling Stockholder is validly existing
                  and in good standing as a limited partnership or corporation under the laws of its jurisdiction of formation;

                           (ii) Upon payment for the Offered Securities to be
                  sold by the DLJ Selling Stockholders and the DLJ Foreign Selling Stockholders to each of the several Underwriters as provided in this Agreement, the delivery of such Offered Securities to Cede or such other nominee as may be designated by DTC, the registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the records of DTC to security accounts in the name of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Offered Securities or any security entitlement in respect thereof),
                  (A) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Offered Securities and (C) to the extent governed by Article 8 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Offered Securities may be asserted against such Underwriter; it being understood that for purposes of this opinion, such counsel has assumed that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC;

                           (iii) Except for such consents, approvals,
                  authorizations, registrations or qualifications as may be required under applicable federal and state securities or blue sky laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any DLJ Selling Stockholder or any of their properties or assets is required for the execution, delivery and performance of this Agreement by any of the DLJ Selling Stockholders;

                           (iv) The execution and delivery by each of the DLJ
                  Selling Stockholders of, and the performance by each of the DLJ Selling Stockholders of its obligations under this Agreement will not (x) result in any violation of the provisions of the organizational documents of such DLJ Selling Stockholder or (y) result in any violation of any provision of the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act or the federal laws of the United States of America (other than federal and state securities or blue sky laws, as to which such counsel need not express an opinion pursuant to this clause (iv)) except, in the case of this clause (y), as would not individually or in the aggregate have a material adverse effect on the performance by such DLJ Selling Stockholder of this Agreement; and

                           (v) This Agreement has been duly authorized, executed
                  and delivered by each of the DLJ Selling Stockholders.

                  (i) The Representatives shall have received an opinion, dated such Closing Date, of Schulte Roth & Zabel LLP, counsel for Selling Stockholders Sprout CEO Fund, L.P., DLJ Capital Corporation, Sprout Growth II, L.P. and Sprout Capital VII, L.P. (collectively, the "SPROUT SELLING STOCKHOLDERS"), to the effect that:

                           (i) Each Sprout Selling Stockholder is validly
                  existing and in good standing as a limited partnership or corporation under the laws of its jurisdiction of formation;

                           (ii) Upon payment for the Offered Securities to be
                  sold by the Sprout Selling Stockholders to each of the several Underwriters as provided in this Agreement, the delivery of such Offered Securities to Cede or such other nominee as may be designated by DTC, the registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the records of DTC to security accounts in the name of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Offered Securities or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of
                  Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Offered Securities and (C) to the extent governed by Article 8 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Offered Securities may be asserted against such Underwriter; it being understood that for purposes of this opinion, such counsel has assumed that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of
                  Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC;

                           (iii) Except for such consents, approvals,
                  authorizations, registrations or qualifications as may be required under applicable federal and state securities or blue sky laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Sprout Selling Stockholder or any of their properties or assets is required for the execution, delivery and performance of this Agreement by any of the Sprout Selling Stockholders;

                           (iv) The execution and delivery by each of the Sprout
                  Selling Stockholders of, and the performance by each of the Sprout Selling Stockholders of its obligations under this

                  Agreement will not (x) result in any violation of the provisions of the organizational documents of such Sprout Selling Stockholder or (y) result in any violation of any provision of the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act or the federal laws of the United States of America (other than federal and state securities or blue sky laws, as to which such counsel need not express an opinion pursuant to this clause (iv)) except, in the case of this clause (y), as would not individually or in the aggregate have a material adverse effect on the performance by such Sprout Selling Stockholder of this Agreement; and

                           (v) This Agreement has been duly authorized, executed
                  and delivered by each of the Sprout Selling Stockholders.

                  (j) The Representatives shall have received an opinion, dated such Closing Date, of De Brauw Blackstone Westbroek New York, counsel for the DLJ Foreign Selling Stockholders, to the effect that:


                           (i) Each of the DLJ Foreign Selling Stockholders has
                  been formed and is existing as a limited partnership (commanditaire vennootschappen) under Netherlands Antilles law;



                           (ii) The entry into and performance of this Agreement
                  by each of the DLJ Foreign Selling Stockholders is within its power;


                           (iii) No further action is required to be taken
                  within either of the DLJ Foreign Selling Stockholders to authorize their entry into and performance of this Agreement;

                           (iv) This Agreement has been validly signed on behalf
                  of each of the DLJ Foreign Selling Stockholders;

                           (v) All governmental or regulatory consents,
                  approvals or authorizations required by the DLJ Foreign Selling Stockholders under Netherlands Antilles law for their entry into and performance of this Agreement have been obtained;

                           (vi) Under Netherlands Antilles law there are no
                  registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against each of the DLJ Foreign Selling Stockholders of this Agreement;

                           (vii) The entry into and performance of this
                  Agreement by each of the DLJ Foreign Selling Stockholders does not violate Netherlands Antilles law or its respective partnership agreement;

                           (viii) Under Netherlands Antilles law the choice of
                  New York law as the governing law of this Agreement is recognized and accordingly New York law governs the validity, binding effect and enforceability against each of the DLJ Foreign Selling Stockholders of this Agreement; and

                           (ix) A judgment rendered by a New York court will not
                  be recognized and enforced by the Netherlands Antilles courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York court which is enforceable in New York (the "NEW YORK JUDGMENT") and files his claim with the competent Netherlands Antilles court, that Netherlands Antilles court will generally give binding effect to the New York judgment insofar as it finds that the jurisdiction of the New York court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the New York judgment contravenes Netherlands Antilles public policy.

                  (k) The Representatives shall have received an opinion, dated such Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel for Selling Stockholders Louis F. Miceli, Anand Prahlad and Suresh P. Reddy, to the effect that:

                           (i) Upon (a) payment for the Offered Securities to be
                  sold by Selling Stockholders Louis F. Miceli, Anand Prahlad and Suresh P. Reddy to each of the several Underwriters as provided in this Agreement, (b) the delivery of such Offered Securities to Cede or such other nominee as may be designated by DTC, (c) the registration of such Offered Securities in the name of Cede or such other nominee and (d) the crediting of such Offered Securities on the records of DTC to security accounts in the name of such Underwriter (A) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of Section 8-303 of the New York UCC, (B) under
                  Section 8-501 of the New York UCC, such Underwriter will acquire a security entitlement in respect of such Offered Securities and (C) to the extent governed by Article 8 of the New York UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the New York UCC) to such Offered Securities may be asserted against such Underwriter; it being understood that for purposes of this opinion, such counsel has assumed that when such payment, delivery and crediting occur,
                  (v) neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the New York UCC), (w) such Offered Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the New York UCC, (y) DTC shall have agreed with each such Underwriter in whose name a securities account is maintained that it will treat such Underwriter as entitled to exercise the rights that comprise financial assets credited to such account and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the New York UCC;

                           (ii) The execution, delivery and performance of this
                  Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any provision of applicable federal or state law or regulation that in such counsel's experience is normally applicable to transactions of the type contemplated by this Agreement, the Custody Agreement and the Power of Attorney, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby;

                           (iii) The Power of Attorney and Custody Agreement
                  with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                           (iv) This Agreement has been duly authorized,
                  executed and delivered by such Selling Stockholder.

                  (l) The Representatives shall have received an opinion as to matters of Scots law, dated such Closing Date, of Tods Murray LLP, Scottish counsel for the Executor, to the effect that:

                  (i) Samantha Mercer is the sole executor of the estate of Scott Mercer;

                  (ii) The Executor had power and authority to enter into (A) this Agreement, (B) the Custody Agreement and (C) the Power of Attorney executed by the Executor;

                  (iii) The Executor had full right, power and authority to sell, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder;

                  (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body in Scotland or any court in Scotland is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by such Selling Stockholder;

                  (v) The execution, delivery and performance of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a violation of (i) any Scottish statute or regulation applicable to the Selling Stockholder or the administration of the estate of Scott Mercer or (ii) any order of any court or government agency or body in Scotland made in respect of the Selling Stockholder or the administration of the estate of Scott Mercer. the existence of which order is within the knowledge of such counsel, in either case except as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect or materially adversely affect its ability to consummate the transactions contemplated hereby;

                  (vi) The Power of Attorney and Custody Agreement have been duly executed and delivered by the Executor;

                  (vii) This Agreement has been duly executed and delivered by the Executor;

                  (viii) All debts, taxes and expenses of such Selling Stockholder of which such counsel are aware have been fully paid or provided for; and

                  (ix) There is no specific bequest of the Offered Securities to be sold by such Selling Stockholder under the Last Will and Testament of Scott Mercer.

         The Representatives shall have also received an opinion, dated such Closing Date, of Mayer, Brown, Rowe & Maw LLP, special U.S. counsel for the Executor, to the effect that:

                  (i) Upon payment for the Offered Securities to be sold by the Executor to each of the several Underwriters as provided in this Agreement, the delivery of such Offered Securities to Cede or such other nominee as may be designated by DTC, the registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the records of DTC to security accounts in the name of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Offered Securities or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Offered Securities and (C) to the extent governed by Article 8 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Offered Securities may be asserted against such Underwriter; it being understood that for purposes of this opinion, such counsel has assumed that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC; and

                  (ii) The Power of Attorney and Custody Agreement are valid and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (m) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the General Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (n) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; and, subsequent to the date of the most recent financial statements in each of the Prospectus and the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in each of the Prospectus and the General Disclosure Package or as described in such certificate.

         (o) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP (i) that meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection and (ii) in form and substance satisfactory to the Representatives covering the financial information with respect to the Company set forth in the Prospectus that is not also set forth in the General Disclosure Package.

         (p) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the stockholders of the Company listed on Schedule D hereto.

         (q) The Custodian will to deliver to the Representatives a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of the opinions listed in this Section 7 and such certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed pursuant to Rule 433(d), or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

         Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

         The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "DESIGNATED ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

         (b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such

Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed pursuant to Rule 433(d), or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided further, however, that the aggregate liability under this subsection and Section 18 of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder. For each Selling Stockholder other than Louis F. Miceli, the indemnity provided for in this paragraph (b) shall apply only to the extent that any such untrue statement or alleged untrue statement in or omission or alleged omission from a Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed pursuant to Rule 433(d), or any amendment or supplement thereto, or any related preliminary prospectus is made in reliance upon and in conformity with written information furnished to the Company by the applicable Selling Stockholder specifically for use therein; it being understood and agreed that
(i) for each Selling Stockholder other than the CSFB Merchant Banking Selling Stockholders, the only such information furnished in writing to the Company by such Selling Stockholder is that information regarding such Selling Stockholder set forth in the Prospectus under the caption "Principal and Selling Stockholders" and (ii) for each CSFB Merchant Banking Selling Stockholder, the only such information furnished in writing to the Company by such Selling Stockholder is that information regarding such Selling Stockholder set forth in the Prospectus under the captions "Principal and Selling Stockholders", "Certain Relationships and Related Party Transactions" and "Underwriting".

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, such Selling Stockholder or such other persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting", the information contained in the sixth paragraph under the caption "Underwriting" and the information contained in the last two sentences of the eighteenth paragraph under the caption "Underwriting".

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall, except in the event of a conflict of interest, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) no Selling Stockholder shall be required to contribute pursuant to this subsection (e) and Section 18 an aggregate amount in excess of the amount by which the aggregate gross proceeds after underwriting discounts and commissions but before expenses to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act; subject, however, to any limitations contained herein or therein.

         9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         10. Qualified Independent Underwriter. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Offered Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the First Closing Date.

         11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the

Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 8 and Section 18, and the obligations of the Company and the Selling Stockholders pursuant to Section 10, shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         12. Notices. All communications hereunder will be in writing and:

         (a) if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities
(USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention:
Transactions Advisory Group, and Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Registration Department;

         (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2 Crescent Place, Oceanport, NJ 07757-0900, Attention:
Lou Miceli;

         (c) if sent to the CSFB Merchant Banking Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to it at Eleven Madison Avenue, New York, NY 10010, Attention: Amy Yeung and Daniel Gewirtz;

         (d) if sent to Selling Stockholder EMC Corporation, will be mailed, delivered or telegraphed and confirmed to it at 176 South Street, Hopkinton, MA 01748, Attention: Matt Olton or Laury Sorensen;

         (e) if sent to Selling Stockholder Microsoft Corporation, will be mailed, delivered or telegraphed and confirmed to it at One Microsoft Way, Building 34, Redmond, WA 98052, Attention: Marc Brown;

         (f) if sent to the Putnam Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to it at One Post Office Square, Boston, MA 02109, Attention: Rick M. Wynn;

         (g) if sent to Selling Stockholders Louis F. Miceli, Anand Prahlad or Suresh P. Reddy, will be mailed, delivered or telegraphed and confirmed to him at Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, IL 60606-4837,
Attention: Philip Niehoff; and

         (h) if sent to Selling Stockholder the Executor, will be mailed, delivered or telegraphed and confirmed to her at Inver Lodge, 63 Pentland Terrace, Edinburgh EH10 5HG UK.

provided, however, that any notice to an Underwriter pursuant to Section 8 or to the QIU pursuant to Section 18 will be mailed, delivered or telegraphed and confirmed to such Underwriter or QIU.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

         14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. N. Robert Hammer will act for the Custodial Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by N. Robert Hammer will be binding upon all the Custodial Selling Stockholders.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         16. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

         (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Company's securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Stockholders on other matters;

         (b) the price of the securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding, and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

         (c) the Company and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

         (d) the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement and, to the fullest extent permitted by applicable law, agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

         17. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         18. Supplemental Indemnity of the QIU. (a) The Company and the Selling Stockholders, severally and not jointly, will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed pursuant to Rule 433(d), or any amendment or supplement thereto, or any related preliminary prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Offered Securities, except as to this clause
(iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the aggregate liability under this subsection
(a) and Section 8 of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder. For each Selling Stockholder other than Louis F. Miceli, the indemnity provided for in this subsection (a) shall apply only to the extent that any such untrue statement or alleged untrue statement in or omission or alleged omission from a Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed pursuant to Rule 433(d), or any amendment or supplement thereto, or any related preliminary prospectus is made in reliance upon and in conformity with written information furnished to the Company by the applicable Selling Stockholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Stockholder specifically for use in a Registration Statement or the Prospectus is that information described in Section 8(b) of this Agreement.

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company or any Selling Stockholder under such subsection, notify the Company or the Selling Stockholder, as the case may be, in writing of the commencement thereof; but the omission so to notify the Company or any Selling Stockholder shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company or any Selling Stockholder of the commencement thereof, the Company or the Selling Stockholder shall be entitled to participate therein and, to the extent that they shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company or any Selling Stockholder), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company and the Selling Stockholders shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU.

         (c) If the indemnification provided for in this Section 18 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and the Selling Stockholders shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the QIU on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and the Selling Stockholders shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 10 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (c), no Selling Stockholder shall be required to contribute pursuant to this subsection (c) and Section 8 an aggregate amount in excess of the amount by which the aggregate gross proceeds after underwriting discounts and commissions but before expenses to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (d) The obligations of the Company and the Selling Stockholders under this Section 18 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act; subject, however, to any limitations contained herein or therein.


                            [Signature pages follow]

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.


                                   Very truly yours,

                                        COMMVAULT SYSTEMS, INC.,


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                        SPROUT CEO FUND, L.P.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        DLJ CAPITAL CORPORATION,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        SPROUT GROWTH II, L.P.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        SPROUT CAPITAL VII, L.P.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                        DLJ MERCHANT BANKING PARTNERS, L.P.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        DLJ INTERNATIONAL PARTNERS, C.V.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        DLJ OFFSHORE PARTNERS, C.V.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        DLJMB FUNDING, INC.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        DLJ FIRST ESC, L.P.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                        DLJ ESC II, L.P.,

                                        By:


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                        PUTNAM OTC & EMERGING GROWTH FUND,

                                        By:  Putnam Investment Management, LLC


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        PUTNAM WORLD TRUST II -- PUTNAM EMERGING
                                        INFORMATION SCIENCES FUND,

                                        By:  The Putnam Advisory Company, LLC


                                             By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                   SELLING STOCKHOLDERS:
                                     MICROSOFT CORPORATION
                                     EMC CORPORATION
                                     LOUIS F. MICELI
                                     ANAND PRAHLAD
                                     SURESH P. REDDY
                                     THE EXECUTOR OF THE ESTATE OF SCOTT MERCER


                                             By
                                                  ------------------------------
                                                  Name: N. Robert Hammer
                                                  Title: Attorney-In-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                   CREDIT SUISSE SECURITIES (USA) LLC
                                   GOLDMAN, SACHS & CO.

                                        Acting on behalf of themselves and as
                                          the Representatives of the several
                                          Underwriters

                                     CREDIT SUISSE SECURITIES (USA) LLC,


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                     GOLDMAN, SACHS & CO.,


                                             By:
                                                  ------------------------------
                                                  (Goldman, Sachs & Co.)

                                   SCHEDULE A

                                                                                     NUMBER OF
                                                                     NUMBER OF        OPTIONAL
                                                                  FIRM SECURITIES    SECURITIES
           SELLING STOCKHOLDER                                       TO BE SOLD      TO BE SOLD
----------------------------------------------------------------  ---------------  ---------------
Sprout CEO Fund, L.P. ..........................................            8,851
DLJ Capital Corporation ........................................          127,017
Sprout Growth II, L.P. .........................................          623,824
Sprout Capital VII, L.P. .......................................          763,033
DLJ Merchant Banking Partners, L.P. ............................          814,868
DLJ International Partners, C.V ................................          398,991
DLJ Offshore Partners, C.V .....................................           21,307
DLJMB Funding, Inc. ............................................          320,278
DLJ First ESC, L.P. ............................................          215,050
DLJ ESC II, L.P. ...............................................            2,297
EMC Corporation ................................................          572,917
Microsoft Corporation ..........................................          550,000
Putnam OTC & Emerging Growth Fund ..............................          389,525
Putnam World Trust II -- Putnam Emerging Information
     Sciences Fund .............................................           27,505
Samantha Mercer, acting solely in her capacity as the executor of the estate of the late Scott Mercer (referred to in this
     Agreement as the "Executor") ..............................           45,000
Louis F. Miceli ................................................           62,500
Anand Prahlad ..................................................           10,000
Suresh P. Reddy ................................................           10,000

                                                                  ---------------  ---------------
    Total ......................................................       11,111,111        1,666,667
                                                                  ===============  ===============

                                   SCHEDULE B

                                                           NUMBER OF
                                                        FIRM SECURITIES
                    UNDERWRITER                         TO BE PURCHASED
-----------------------------------------------------   ---------------
Credit Suisse Securities (USA) LLC...................
Goldman, Sachs & Co. ................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated...
Thomas Weisel Partners LLC...........................
C.E. Unterberg, Towbin LLC...........................
RBC Capital Markets Corporation......................

      Total..........................................
                                                        ---------------
                                                             11,111,111
                                                        ===============

                                   SCHEDULE C


                     SUBSIDIARIES OF COMMVAULT SYSTEMS, INC.

CommVault Systems (Canada) Inc.
CommVault Systems Mexico, S. de R.L. de C.V.
CommVault Holding Company B.V.
CommVault Systems Netherlands B.V.
CommVault Systems International B.V.
CommVault Systems (India) Private Limited
CommVault Systems (Australia) Pty. Ltd.
CommVault Systems (Singapore) Private Limited
CommVault Systems Ltd.
CommVault Systems GmbH
CommVault Systems Sarl
CommVault Systems (Shanghai/China) Representative Office
Advanced Data LifeCycle Management, Inc.

                                   SCHEDULE D

                      PARTIES EXECUTING LOCK-UP AGREEMENTS

1.   Adell, Laura A.                        48.  Borbely, Patrick R.
2.   Adubato, John H.                       49.  Borges, Donald J.
3.   Adulla, Mahesh                         50.  Boucher, Lisamarie B.
4.   Agarwal, Shri R.                       51.  Brattole, Nyssa L.
5.   Agrawal, Vijay H.                      52.  Brennan, Peter D.
6.   Ahern, Teresa E.                       53.  Britton, Scott P.
7.   Ahn, Jun H.                            54.  Brockway, Brian F.
8.   Aiello, John A.                        55.  Brouwer, Daniel W.
9.   Al-Ali, Mu'ath                         56.  Brown, Heather M.
10.  Albury, Russell A.                     57.  Bruno, Pat D.
11.  Alcaide, Michael                       58.  Bunte, Alan
12.  Allen, Reginald L.                     59.  Burd, Brent N.
13.  Alonzo, Chris A.                       60.  Burns, Patrick C.
14.  Ananthanarayanan, Hariharan            61.  Buyalskaya, Irina
15.  Anderson, Edward T.                    62.  Byers, David J.
16.  Angradi, David M.                      63.  Byrne, Michael J.
17.  Anson, Wayne                           64.  Calima, Aldwin J.
18.  Applegate, Carlton W.                  65.  Candelaria, Louis
19.  Applegate, Martha A.                   66.  Cannon, Kymberly M.
20.  Arakkal, Shali S.                      67.  Carolan, Brian
21.  Aravindakshan, Rahul M.                68.  Caron, Thomas P.
22.  Arrata, Robert                         69.  Caroselli, Michael L.
23.  Ashraf, Waqas                          70.  Carroll, Jeanna B.
24.  Atanacio, Thomas D.                    71.  Cavanaugh, Sean
25.  Attarde, Deepak                        72.  Celauro, Francis H.
26.  Azar, Hina                             73.  Chando, Douglas B.
27.  Baig, Muhammad J.                      74.  Charletta, Nicole C.
28.  Bair, Brent O.                         75.  Chassey, Robert
29.  Ballard, David A.                      76.  Chen, Ho-Chi
30.  Bansal, Priti                          77.  Cheng, Connie W.
31.  Bansod, Ketan D.                       78.  Chevalier, Thomas M.
32.  Baral, Biswa N.                        79.  Chitren, Luke R.
33.  Baumann, William J.                    80.  Choi, Joon W.
34.  Beattie, William C.                    81.  Cinkus, Karen L.
35.  Becker, Paul D.                        82.  Collom, Mark B.
36.  Belikov, Dennis                        83.  Comey, Nicholas
37.  Benedetti, Peter N.                    84.  Conaty, Sean A.
38.  Benjamin, Evan                         85.  Confenti, Michael A.
39.  Berezin, Joshua S.                     86.  Connington, Stephen
40.  Bhola, Nandram                         87.  Conte, Maria
41.  Bielss, Danny W.                       88.  Conzone, Scott L.
42.  Bienia, Wayne P.                       89.  Cook, Gary W.
43.  Bigelow, Tyler A.                      90.  Cooper, Scott T.
44.  Bilbrey, Aaron E.                      91.  Coviello, Peter
45.  Biondo, Joelle                         92.  Cowgill, Jared A.
46.  Blocker, Michael R.                    93.  Cozzolino, James
47.  Blumetti, James F.                     94.  Crayne, Nathan T.

95.  Crescenti, John                         148. Girod, Stanton M.
96.  D'Acci, Sean M.                         149. Godin, Nicole L.
97.  Dadia, Ketan D.                         150. Gokhale, Parag V.
98.  Dahlmeier, Michael C.                   151. Goodrich, James A.
99.  Dalton, Patrick R.                      152. Govindarao, Raghuprasad
100. Daniele, Leonard                        153. Graeler, Ernst
101. Danischewski, Adam M.                   154. Graham, Lori
102. Davis, John W.                          155. Green, Nichole L.
103. Dejesus, Roberto                        156. Gregory, Stuart
104. Delany, Bernadette                      157. Griffin, Jeremy D.
105. Delgado, Eric                           158. Haas, Mary C.
106. Deluca, Matthew                         159. Halliday, William W.
107. Demeno, Randy                           160. Hammer, Douglas D.
108. DeMuri, Randall A.                      161. Hammer, Neil R.
109. Denovio, Audrey                         162. Han, Chengfeng
110. Dewyer, Jayme R.                        163. Han, Raymond
111. Diemer, Jeffrey L.                      164. Hand, Michael K.
112. Dorio, Joseph A.                        165. Hardesty, Bruce E.
113. Dornemann, Henry W.                     166. Harless, Eric S.
114. Dory, James S.                          167. Harrah, Jeffrey L.
115. Drew, Jeffrey M.                        168. Harriman Polanski, Kelly E.
116. Dubey, Rajesh K.                        169. Harris, Wade S.
117. Duffy, Francis S.                       170. Harrison, James T.
118. Dunatov, Roland G.                      171. Heinberg, Jeff S.
119. Dunphy, Jacquelyn R.                    172. Hernandez, Samuel E.
120. Dwarampudi, Bheemeswara R.              173. Hess, Lisa R.
121. Earp, Christopher J.                    174. Hicks, Michael W.
122. Echols, Jeffrey B.                      175. Himelwright, Brandon C.
123. Elliott, Kriss W.                       176. Hinkle, Brian E.
124. Ellsworth, Mary W.                      177. Hoffman, Tara
125. Erofeev, Andrei                         178. Holthaus, James R.
126. Ervine, Daniel G.                       179. Horwitz, Alan
127. Evaldi, Jennifer P.                     180. Howard, Randall T.
128. Fasulo, Michael R.                      181. Huang, Yu-Hua
129. Fitzgerald, Kevin P.                    182. Huebner, Steven K.
130. Fitzgerald, William J.                  183. Hughes, John C.
131. Flanders, Rudyard K.                    184. Ignatius, Tharayil J.
132. Fliller, Edward M.                      185. Ilkal, Zahid M.
133. Floyd, Christopher S.                   186. Izhar, Kouser
134. Foster, Donald E.                       187. Jadav, Dipesh D.
135. Foster, Henry                           188. Jaiswal, Anil K.
136. Free, David E.                          189. Jajal, Biren
137. Friend, Gaylord W.                      190. Jaynes, Steven M.
138. Fuentes, Christopher                    191. Johnson, David B.
139. Furst, William K.                       192. Johnson, William F.
140. Futey, Jon-Paul                         193. Jones, David L.
141. Garcia, Juan C.                         194. Jordine, Richard L.
142. George, John W.                         195. Joshi, Dhaval N.
143. Gerenza, Gary W.                        196. Joshi, Hetalkumar N.
144. Geverola, Marilou G.                    197. Joyce, Robert A.
145. Gianantonio, Robert F.                  198. Kalaf, Dennis A.
146. Giblin, John J.                         199. Kaloustian, Robert
147. Gilmore, Peter R.                       200. Kane, Daniel

201. Kapadia, Nirav H.                       254. Madeira, Andre D.
202. Kapadia, Tarak                          255. Madeira, Eliane D.
203. Kapusta, Peter J.                       256. Maisonave, David
204. Karaban, Timothy E.                     257. Maltez, Ricardo
205. Karandikar, Amey V.                     258. Maranna, Chandrashekar
206. Karthikeyan, Thiagarajan                259. Margraves, Melisa B.
207. Karukappilly, Bobby                     260. Martin, Sandra M.
208. Katte, Deepak P.                        261. Martinez, Armando
209. Katz, Stuart A.                         262. Mason, Ricky D.
210. Kavuri, Srinivas                        263. Mathews, Kim M.
211. Kelley, Thomas M.                       264. Mattei Rodriguez, Jose A.
212. Kennedy, Geoffrey E.                    265. May, Andreas L.
213. Kindya, Susan E.                        266. McAteer, Brian D.
214. King, John F.                           267. McCabe, John P.
215. Kinney, Jean A.                         268. McCarthy, Brian E.
216. Klose, Michael F.                       269. McCracken, Andrew A.
217. Kobal, Mark J.                          270. McGee, David O.
218. Kochunni, Jaidev O.                     271. McGuigan, James J.
219. Kogan, Mitchell J.                      272. McKiernan, James M.
220. Koti, Venkata R.                        273. McKnight, Lynda L.
221. Kottomtharayil, Rajiv                   274. McMahon, Michael J.
222. Kresic, Thomas A.                       275. Meade, Jared N.
223. Kron, Gary L.                           276. Mecca, Michael A.
224. Krone, Derek A.                         277. Melendez, Edgar A.
225. Kumar, Avinash                          278. Menna, Louis
226. Kurilo, David                           279. Messore, Peter J.
227. Lad, Kamleshkumar K.                    280. Miceli, Danielle
228. Lambros, Jean M.                        281. Miceli, Louis F.
229. Lanclos, Aron M.                        282. Migliaccio, Jeanna A.
230. Langley, David J.                       283. Miiller, Ronald
231. Laswell, Kenneth                        284. Minton, Larry F.
232. Lavigne, Robert R.                      285. Moffitt, Linda
233. Lavin, Kelly M.                         286. Mondschein, Warren H.
234. Law, Niesha T.                          287. Montford, Michael J.
235. Lee, Elisa Y.                           288. Moquia, Alexis A.
236. Lee, Tay-How                            289. Moran, Thomas E.
237. Lepore, Desirai D.                      290. Morriss, Bryan D.
238. Li, Xu                                  291. Motto, Tom A.
239. Ligon, David A.                         292. Muller, Marcus S.
240. Linarducci, Carol A.                    293. Nandish, Ranjini P.
241. Lisk, Helen                             294. Neilson, John R.
242. Little, Daniel L.                       295. Neiper, Jodi M.
243. Littlefield, Duncan A.                  296. Nelson, Grant
244. Logan, Mary E.                          297. Nettleingham, Mark
245. Lopez, Fernando A.                      298. Neuhaus, Brian K.
246. Loukienko, Andrei V.                    299. Ngo, David T.
247. Low, Kevin J.                           300. Nichols, Adam W.
248. Lu, Jun                                 301. Nikolov, Igor
249. Lu, Yanhui                              302. Nittur, Sheshadri K.
250. Luehmann, Eric K.                       303. Norton, Laura J.
251. Lunde, Norman R.                        304. Nuss, Gregory W.
252. Lyons, James J.                         305. O'Brien, Robert W.
253. MacMillan, Thomas A.                    306. O'Dowd, Stephen P.

307. Oshinsky, David A.                               359. Sabol, Michael F.
308. Otte Bevarly, Charlotte K. (Kim Bevarly)         360. Sant, Jeetendra C.
309. Owen, David W.                                   361. Santiago, Connie A.
310. Pabish, Scott E.                                 362. Santos, Celina
311. Pack, Kristina                                   363. Sbert, Sylvia
312. Paramasivam, Kumarasamy                          364. Scamardella, Andrew R.
313. Paternoster, Michael L.                          365. Schenk, Keith D.
314. Patterson, Gregory P.                            366. Schneider, Morey O.
315. Paulino, Juan                                    367. Schwartz, Jeremy A.
316. Pawar, Rahul S.                                  368. Scott, David R.
317. Pennella, Rodney A.                              369. Seshadri, Suma N.
318. Perez, Christina M.                              370. Sharma, Rita
319. Perry, John T.                                   371. Sheridan, Christopher G.
320. Petrino, Randy V.                                372. Sherrill, Michael S.
321. Phillips, Kathleen M.                            373. Shields, Francis X.
322. Platson, Timothy K.                              374. Shimanovich, George
323. Plesa, Beverly A.                                375. Shipman, Mark R.
324. Plesa, George                                    376. Shoemaker, Benjamin A.
325. Plumacher, Michael J.                            377. Sinnott, Jeffrey
326. Polny, Thaddeus J.                               378. Smith, Gregory J.
327. Polon, Robert A.                                 379. Smolenyak, Robert T.
328. Porco, David A.                                  380. Sokoll, Mark R.
329. Portis, Stacey L.                                381. Song, Wei
330. Power, James B.                                  382. Sorenson, Stephen T.
331. Prahlad, Anand                                   383. Sosa, Anthony
332. Prokop, Michelle                                 384. Sosa, Jacinto M.
333. Rabenda, Denise                                  385. Spencer, Mark A.
334. Raghunathan, Jayashree                           386. Stansbury, Patricia J.
335. Ramirez, Oscar B.                                387. Steinmetz, Brandon M.
336. Randolph, Jon                                    388. Stevens, Leon A.
337. Rappe-Farrell, Audrey A.                         389. Stocker, Christopher L.
338. Reddy, Rammohan G.                               390. Strange, Elton M.
339. Reddy, Suresh P.                                 391. Stringham, Jack B.
340. Reed, Darla L.                                   392. Stubsten, Kristen E.
341. Reiber, Michael A.                               393. Sui, Xuemei
342. Reid, Robert W.                                  394. Tafeen, Robert W.
343. Reide Totland, Linda K.                          395. Talatam, Geeta P.
344. Rembish, Jeffrey J.                              396. Taylor, Lisa
345. Retnamma, Manojkumar V.                          397. Thockchom, Gautam S.
346. Reynolds, Scott                                  398. Thomas, Stanley A.
347. Ribera, William L.                               399. Toma, Erik
348. Rice, Eric                                       400. Trione, Rick
349. Rios, Reinaldo A.                                401. Tucker, Joseph S.
350. Rivera, Javier                                   402. Tullo, Craig A.
351. Roberts, Regina C.                               403. Urbealis, Marc J.
352. Roe, Edward E.                                   404. Valley, William S.
353. Rogers, Kerwin J.                                405. Van Wagoner, Christie
354. Romeo, Thomas A.                                 406. Varadharajan, Prakash
355. Rondinone, Ann J.                                407. Venkatesh, Mallarajapattan
356. Rubin, Matthew S.                                408. Verhalen, Chris W.
357. Russell, Edward P.                               409. Vibhor, Anand
358. Sabarini, L. S.                                  410. Vitale, Camillo A.
                                                      411. Vu, Ky

412. Vullupala, Shankar R.                   465. Kilgour, Alasdair
413. Walker, Jason R.                        466. Klose, Frank
414. Wang, Aidong                            467. Ko, Jenny
415. Wang, Paolien                           468. Kohde, Joachim
416. Wang, Yu                                469. Krane, Michel
417. Webber, Paula M.                        470. Lee, Charles
418. Weir, James P.                          471. Linschoten, Willem
419. Welder, David D.                        472. Luft, Peter
420. West, David R.                          473. Lynch, Michelle
421. Wilson, Dray H.                         474. Maganto, Daniel
422. Winslow, William J.                     475. McClure, Paul
423. Wren, James D.                          476. McGarry, Scott
424. Xie, Dan                                477. Mercer, Scott
425. Young, Paul M.                          478. Merlo, Massimo
426. Zakharkin, Dmitriy B.                   479. Murphy, Aaron
427. Zani, Martha H.                         480. Mutzberg, Jurgen
428. Zhao, Yejian                            481. Nagel, Henk
429. Zharov, Aleksey                         482. Neyens, Johan
430. Zhou, Lixin                             483. Nolan, Paul
431. Zhou, Ying                              484. O'Donnell, Paul
432. Grenier, Ross                           485. Palmer, Gary
433. McAfee, Andy                            486. Podvenbek, Thorsten
434. Ahmet, Simon                            487. Price, David
435. Bailey, Steven                          488. Rothery, Ian
436. Balfe, Bryan                            489. Scheepers, Lucas
437. Baptist, Johan                          490. Schwaak, Frank
438. Begg, Lain                              491. Serafino, Vito
439. Boelman, Williman                       492. Sharp, Sheena
440. Boot, Bjorn                             493. Sillars, Gerry
441. Brazel, Paul                            494. Skivington, Barnaby
442. Breidohr, Ralph                         495. Tavares, Luisa
443. Brennecke, Kay S.                       496. Tavenier, Rick
444. Brouwers, Tanja                         497. Trampe, Wolfgang
445. Bruno, Giovanni                         498. van de Riet, Henny
446. Buhle, Julia                            499. van der Weele, Cees
447. Calis, John                             500. Van Laar, Marien
448. Carter, Melanie                         501. Van Roon, Martin
449. Chase, Brett Jonathan                   502. Vogel, Yvonne
450. Collins, Nathan                         503. Wan, Martin
451. Davies, Angharad                        504. Williams, Martin
452. de bruijne, Dyon                        505. Ziem, Jorg
453. De La Plaza Benito, Rubens              506. Burchat, Christopher
454. DeGiorgi, Michael                       507. Dier, Paul
455. Duffen, Andrew                          508. MacKay, Peter
456. Evers, Eric                             509. Mahoney, Dan
457. Fifield, Andrew                         510. McMurray, Brian
458. Funes, Cesar Pablo                      511. Moyer, Jeff
459. Giljohann, Marc A.                      512. Parsons, Andy
460. Hansbuer, Gregor                        513. Payment , Mark
461. Helton, Thomas                          514. Stewart, Glenn
462. Huisman, Peter                          515. Vosguian, Varouj
463. Kempf, Roland                           516. Yazdanmehr, Saeid
464. Kestner, Thomas                         517. Devassy, Varghese

518. Iyer, Shanker                      571. Barry, Tom
519. Yao, Bin                           572. Cargo, Robert
520. Zeng, Yun                          573. Fanzilli, Frank
521. Ontiveros, Eduardo                 574. Geday, Armondo
522. Patino, Carlos                     575. Geeslin, Keith
523. Valdivia, Pilar                    576. Kurimsky, Robert
524. Feng, Xu                           577. Pulver, Daniel
525. Huang, Wen Jie (Jay)               578. Smith, Gary
526. Li, Zeng                           579. Alan Anderson
527. Liang, Xin (Cathy)                 580. Aman Ventures LLP
528. Loh, Koon Sign                     581. Amberbrook IV LLC
529. Lu, Jiang Hong (Joy)               582. Amerindo Internet Fund PLC
530. Ming, Lin Xiao                     583. Andrew G. Celli & James Satloff
531. Xing, Xu Yong                           TTEE FBO: Andrew Thomas Celli Trust
532. Wen Xix Yuan                       584. Andrew G. Celli & James Satloff
533. Amarendran, Arun                        TTEE FBO: Theodore Jean Satloff Trust
534. Chatterjee, Tirthankar             585. Andrew G. Celli & James Satloff
535. Chavali, Srikrishna                     TTEE U/A/D 5/19/93 FBO:
536. Deshpanoe, Prasanna                     Rebecca Rose Cell i
537. Golla, Sreekanth                   586. Barbara M. Byrne
538. Iyer, Namita                       587. Bella & Israel Unterberg Foundation
539. Iyer, Sudha                        588. Camelot Capital I, L.P.
540. Job, Joe Sabu T                    589. Camelot Capital II, L.P.
541. Kapila, Shaurav                    590. Camelot Offshore Fund Limited
542. Kolhatkar, A.                      591. Cargolamp & Co. (Putnam Trustee)
543. Kumar, N                           592. CE Unterberg Towbin Capital
544. Kuppuraj, Ravikiran                     Partners I, L .P.
545. Modaduga, Satish                   593. David Ireland
546. Moitra, Bipasha                    594. Declaration of Trust DTD 8/7/96 by
547. Mondrati, Govinda Rao                   Thomas I. Unterberg
548. Murthy, Harihakan                  595. DLJ Capital Corporation
549. Muvva, O.                          596. DLJ ESC II, L.P.
550. Naidu, Sandeep                     597. DLJ First ESC, LLC
551. Narayanan, Sesha                   598. DLJ First ESC, LP
552. Neelapala, N                       599. DLJ International Partners, C.V.
553. Nuthakki, Narendar                 600. DLJ Merchant Banking Funding, Inc.
554. Pandiarjan, Raji                   601. DLJ Merchant Banking Partners, L.P.
555. Polimera, Rajesh                   602. DLJ Offshore Partners, C.V.
556. Prasad, Arun                       603. Douglas Carlisle
557. Prasad, AVSN                       604. DRW Venture Partners, L.P.
558. Rangamani, Karthik                 605. Ellen U. Celli
559. Reddy, Pavan Kumar                 606. Ellen U. Celli & Emily U. Satloff
560. Reddy, P.M.                             TTEES T.I. Unterberg Grandchildrens
561. Sabbineni, Ramya                        Trust U/A/D 4/26/93
562. Sabu, Joe                          607. EMC Investment Corporation
563. Sharma, KV Raman                   608. Frank A. Juska
564. Sinha, Meenakshi                   609. Gregory Reyes
565. Sinha, Prachi                      610. HFI Private Equity Ltd.
566. Singh, Gurjeet                     611. John P. Rosenthal (Estate of)
567. Sirisha, PN                        612. K. Flynn McDonald
568. Sista, S.J                         613. Kane & Co. (Putnam Trust)
569. Velagapudi, Rajesh                 614. Larry Cormier
570. Vellannki, Satish                  615. Louis Miceli

616. Marc Weiss                                  654. Winthrop Trust Co.,
617. Marjorie & Clarence E. Unterberg                 Trustee on behalf of
     Foundation, Inc.                                 N. Robert Hammer
618. Mark C. Francis                             655. Abyad, Victor A
619. Michael J. Sandifer                         656. Adams, Keith
620. Michael Krasko                              657. Ahmed, Jasimuddin
621. Microsoft Corporation                       658. Andreolo, James A
622. MLPFS as Custodian,                         659. Austin, Stewart
     Robert Freiburghouse                        660. Autry, Blake Allen
623. Morgan Keegan Employee                      661. Babeu, James F
     Investment, L.P.                            662. Barry, John
624. Morgan Keegan Opportunity Fund, L.P.        663. Baru, Rama
625. N. Robert Hammer                            664. Basser, Nechama A.
626. Patrick Fallon                              665. Bidgood, Renfrew
627. Putnam Discovery Growth Fund                666. Boston, James E
628. Putnam Funds Trust-Putnam Technology        667. Brooks, Steve D.
     Fund Investment Management, LLC             668. Bukowski, Christopher
629. Putnam OTC and Emerging Growth Fund         669. Camooso Jr., Benjamin A.
630. Putnam World Trust II-Putnam                670. Castro, Ayinde
     Emerging Information Sciences Fund          671. Cooke, Lauren J. (Morris)
631. Randy Fodero                                672. Cormier, Larry
632. Reyes Family Trust DTD 4/30/96              673. Costa, Christopher
633. Saints Capital V, L.P.                      674. Cragle, Jonathan
634. Scotty R. Neal                              675. Crewe, Tamara
635. Sprout IX Plan Investors, L.P.              676. D'Ambrosi, Dina V.
636. Sprout Capital VII, L.P.                    677. DeLamielleure, Mathew J
637. Sprout Capital IX, L.P.                     678. Delova, Dessi
638. Sprout CEO Fund, L.P.                       679. DeRamos, Ralden
639. Sprout Entrepreneurs Fund, L.P.             680. Dobyns, Gayle
640. Sprout Growth II, L.P.                      681. Donato, Nicholas A.
641. TH Lee, Putnam Investment                   682. Donovan, Joseph
     Trust/TH Lee, Putnam                        683. Dudak, Kevin J.
     Emerging Opportunities Portfolio            684. Eastman Stovall, Lucinda Adams
642. Thomas I. Unterberg                         685. Edelstein, David A.
643. Thomas I. Unterberg TTEE of the Ellen       686. Emert, Thomas S
     Celli Family Trust U/A/D 3/25/93            687. Evans, Terri
644. Thomas I. Unterberg TTEE of the Emily       688. Fenwick, David F
     Satloff Family Trust U/A/D 3/25/93          689. Fields, Michelle
645. Van Wagoner Capital                         690. Filler, Rennie
      Opportunities Fund, L.P.                   691. Floto, Kenneth W.
646. Van Wagoner Capital Partners, L.P.          692. Fodero, Randy S
647. Van Wagoner Crossover Fund, L.P.            693. Freiburghouse, Robert
648. Van Wagoner Private                         694. Furman, Lawrence J
     Opportunities Fund, L.P.                    695. Gambacorta, Donna
649. Wheatley Associates III, L.P.               696. Ghajar, Mina
650. Wheatley Foreign Partners III, L.P.         697. Gilmartin, Leslie
651. Wheatley Partners III, L.P.                 698. Gilmore, Jaime L.
652. William H. Rusher, Jr.                      699. Godard, Susan
653. William J. Herman                           700. Goranov, Dimitar
                                                 701. Granger, Robert H
                                                 702. Greene, Rondol G.
                                                 703. Gupta, Neeraj
                                                 704. Guthrie, John
                                                 705. Hamilton, Vernon

706. Hawkes, Brett                           759. Smith, Stephanie
707. Holmes, Steven                          760. Smith, Susan
708. Hulfachor, Dieter                       761. Souliotis, James A.
709. Hurlbut, Laura L                        762. Southwell, Brian
710. Ignatius, Paul                          763. Spampanato, Wende
711. Ireland, David H                        764. Subramaniam, Manivannan
712. Johnson, Janet                          765. Swiatek, David
713. Kaelin, Kathleen                        766. Teti, John C
714. Kautzman, Philip                        767. Toma, Jessica (Dinapoli)
715. Kinal, Ihor                             768. Tonks, Harry
716. Kripalani, Sanjay                       769. Tosh, John F.
717. LaCorte, Guy                            770. Tyagarajan, Mahesh
718. Lagattuta, Doreen                       771. Uretzky, Charles A
719. LaRosa, Guy W.                          772. Uretzky, Kim Marie
720. LeRoy, William A.                       773. VanNess, Mark
721. Lewis, Steven                           774. Vaughn, Donna L
722. Lightner, Bruce                         775. Vazquez, Edwin
723. Lilliendahl, Linda                      776. Wang, Zhao
724. Loser, Allen R                          777. Wilkinson, Patricia
725. Lu, Zhijian                             778. Wolejsza, James K
726. Lucas, John P                           779. Wymbs, Fredrick J
727. Maffei, Mary E                          780. Yermakov, Sergey
728. Masi, Joseph                            781. Zale, Steven A
729. McAuley, Tara                           782. Zaleski, Edward F.
730. McCormack, Joanne                       783. Berger, Bruce
731. Mehta, Umang                            784. Cosgrove, Lisa M
732. Mitchell, Marjorie C.                   785. Helms, Marjorie
733. Moody, Mitchell                         786. Hicks, Gary
734. Mulder, Gary J                          787. Orlowsky, Cristie L
735. Narayanaswamy, Naga R                   788. Senn, Michael
736. Nash, Richie                            789. Veldhoen, Bernardus
737. Neal, Scotty R                          790. Abell, Anthony A.
738. Nelson, James T                         791. Cozzolino, James
739. Noble, Anne                             792. Drahozal, David
740. Parker, Lee                             793. Ferguson, William J.
741. Parrish, Ladd                           794. Forman, Timothy A.
742. Petto, Paul                             795. Godny, Scott C.
743. Post-Kupper, Stacy M                    796. Goffe, Clyde O.
744. Pugh, Danielle M.                       797. Harrison, Dolores
745. Rajpopat, Tejas                         798. Harrold, Christopher E.
746. Ramidi, Suryadev                        799. Huskey, Billy L.
747. Ramos, Maria                            800. John, Bin J.
748. Ramsthaler, Kenneth G                   801. Kautz, Carrie L.
749. Rideout, Allison                        802. Krishnamurthy, Roshini
750. Roche', Georgeanna                      803. Liu, Chong
751. Ruane, Kim                              804. Lyons, James J.
752. Salamone, Joseph F                      805. Merrill, Gary D.
753. Schrule, Thomas A                       806. Miceli, James G.
754. Sculler, Nina                           807. Naik, Vikram
755. Shah, Aditi                             808. Reckner, John H.
756. Shar, Joshua B.                         809. Roth, Eric J.
757. Signorelli, Suzanne                     810. Schiavi, John M.
758. Smith, A. Kristina                      811. Valle, Flordemaria

812. Vartanian, Gregory K.                   827. Foye, Brendan
813. Barruch, James Gordon                   828. Garnette, Edward
814. Barruch, Lawrence Paul                  829. Geilling, Holly
815. Pierresteguy, Frederic                  830. Hiremath, Shiv
816. Steyn, Robert Johan                     831. Hoelcle, Robert
817. Wilkinson, Doward                       832. Kniola, Daniel
818. Hammer, Zachery                         833. Lull, Tim
819. Hammer, Allison                         834. McBride, Barbara
820. Miceli, James                           835. Pavan Kumar Reddy Bebadala
821. Miceli, Michael                         836. Sobot, Steve
822. Psaltis, Fredda                         837. St. James, Catherine
823. Barry, Charlotte                        838. Sullivan, Richard
824. Brower, Robert                          839. Stumm, Marcus
825. Colderan, Earnesto                      840. Sutton, Parker
826. Dafeldecker, Jean                       841. Vajancevski, Tony

                                    EXHIBIT A

                       FORM OF OPINION OF ROPES & GRAY LLP

      1. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Putnam Selling Stockholders.

      2. The execution and delivery of the Underwriting Agreement and the sale of the Firm Securities by the Putnam Selling Stockholders (a) will not violate any provision of Massachusetts, New York or federal law, or any order or decree known to such counsel of any court or government agency or body specifically naming any Putnam Selling Stockholder (except that such counsel need express no opinion as to federal or state securities or "blue sky" laws, including the antifraud provisions of federal and state securities laws) and (b) will not violate the provisions of the agreement and declaration of trust or bylaws of any of the Putnam Selling Stockholders.

      3. No consent, approval, authorization or order of, or filing with, any Massachusetts, New York or United States governmental authority is required to be obtained by any Putnam Selling Stockholder in connection with the execution and delivery of the Underwriting Agreement or for the sale of the Firm Securities by such Putnam Selling Stockholder, except such as may be required under federal or state securities laws or "blue sky" laws (as to which such counsel need express no opinion).

      4. Upon payment by the Underwriters of the purchase price for the Firm Securities to be sold by the Putnam Selling Stockholders in accordance with the Underwriting Agreement, delivery in the State of New York of security certificates for the Firm Securities, as directed by the Underwriters, endorsed to Cede & Co. or such other nominee as may be designated by DTC, or in blank, by an effective indorsement, registration of transfer of the Firm Securities in the stock registry of the Company in the name of Cede & Co. or such other nominee and the crediting of the Firm Securities on the books of DTC to securities accounts of the Underwriters, and assuming that neither DTC nor any such Underwriter has notice of any adverse claim to the Firm Securities within the meaning of Section 8 105 of the UCC, (a) DTC will be a "protected purchaser" of the Securities within the meaning of Section 8-303 of the UCC, (b) under Section 8 501 of the UCC, the Underwriters will acquire a security entitlement in respect of the Firm Securities and (c) no action based on an "adverse claim" (as defined in Section 8 102 of the UCC) to the Firm Securities, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be successfully asserted against the Underwriters with respect to the Firm Securities.

      With respect to the opinion of such counsel set forth in paragraph 4 above, such counsel may assume that DTC is a "clearing corporation" within the meaning of Section 8 102 of the UCC and that DTC's jurisdiction for purposes of
Section 8-110 of the UCC is the State of New York.